                                                                       Exhibit 7



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-90508) pertaining to LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 15, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2002, with respect to the financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance.

                                                    /s/ Ernst & Young LLP


Fort Wayne, Indiana
July 30, 2002